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                                                                   EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Network Appliance, Inc.:


We consent to the incorporation by reference in Registration Statement Nos. 333-25277, 333-40307, 333-32318, 333-41384, 333-53776, 333-57378, 333-73982,
333-100837, 333-109627 and 333-113200 on Form S-8 of our report dated June 23,
2004 (which expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's change in 2002 in its method of accounting for goodwill) appearing in this Annual Report on Form 10-K of Network Appliance, Inc. for the year ended April 30, 2004.

/s/ DELOITTE & TOUCHE LLP


San Jose, California
June 23, 2004